Exhibit 99.1


This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities litigation Reform Act of 1995. These statements are generally accompanied by words such as "will," "would," "could," "expect," "plan," "hope," and words of a similar nature that convey future meaning. Forward-looking statements in this press release include, among others, the statements regarding the effect of changes to RTB 1.2A on games or player preferences, the impact of the NIGC opinion on our customers, future NIGC opinions and actions related to our and our competitors' games, future releases of and customer adoption and installation of our games, our future policies and strategies.


Future events involve risks and uncertainties that may cause actual results to differ materially from those we currently anticipate. Such risks and uncertainties include, but are not limited to: the risks that we may not ultimately obtain a Class II certification letter from the NIGC for any other version of our games, including RTB 1.1 and 1.2; that our competitive position is impaired as a result of future NIGC decisions about our games or the games of our competitors; that our competitive position is impaired as a result of changes we make in order to obtain Class II certification letters from the NIGC; that new versions of our games, including RTB 1.2A to the extent adjusted, may not be preferred by players, achieve market acceptance or may not be as successful commercially as prior versions; that we continue to face legal and regulatory uncertainties and challenges to our business that are difficult to predict and significantly affect and increase the cost of our business; that the increased competitive pressures have an adverse effect on our ability to sell new player stations and price our games; that our agreements and arrangements with customers may be difficult to enforce; that we confront new risks and challenges as we expand into non-Native-American gaming activities; that we have significant customer and geographic concentration; and that our customers' purchases of our products might decline in light of these or other developments. Other important risks and uncertainties that may affect our business are detailed form time to time in the "Certain Risks" and the "Risk Factors" sections and elsewhere in our filings with the Securities and Exchange Commission. We undertake no obligation to update information in this release.


Multimedia Games, Inc. (NASDAQ: MGAM) announced today that the National Indian Gaming Commission (NIGC) has issued an advisory opinion letter late this afternoon designating the Company's Reel Time Bingo(TM) Version 1.2 gaming engine (RTB 1.2), with certain modifications, a Class II game. In its past communications regarding the status of the NIGC review process, Multimedia Games (Multimedia) referred to the modified version of RTB 1.2 as Reel Time Bingo(TM) Version 2.0 (RTB 2.0) because Multimedia had agreed, earlier in the review process, to make changes to the game. Since the NIGC has issued a Class II advisory opinion letter on RTB 1.2 with modifications, Multimedia will now refer to the approved game as Reel Time Bingo Version 1.2A (RTB 1.2A).


As established by the Indian Gaming Regulatory Act (IGRA) of 1988, the NIGC has oversight responsibilities for Class II gaming activities, including the ability to issue advisory opinions on Class II gaming offerings, while the individual tribes conducting Class II gaming operations are the primary regulatory authorities for Class II gaming.


The game classification letter follows a settlement agreement entered into by Multimedia Games and the NIGC, with the approval of the U.S. Department of Justice, in March 2003, whereby the NIGC began its review of the Reel Time Bingo gaming engine. Pursuant to the terms of the original settlement agreement, Multimedia and the NIGC began and maintained an ongoing dialogue, which resulted in Multimedia making several changes that are reflected in the final version of RTB 1.2A. The principal changes are as follows: (1) For game winners, RTB 1.2A requires three touches or "daubs" rather than the two touches in earlier versions, and for non-winners, RTB 1.2A requires three touches as opposed to either one or two touches, depending on how a tribe has configured earlier versions of the game; (2) RTB 1.2A requires all players to remain in a game until it is confirmed that an apparent winner of the game-ending pattern has claimed the prize. In Reel Time Bingo Versions 1.1 and 1.2 (RTB 1.1 and RTB 1.2), all players not achieving the game-ending prize were permitted to move on to another game before the apparent winner had daubed to claim the prize.


Compared to RTB 1.1 and RTB 1.2, RTB 1.2A requires additional player interactivity, and for those players who play the game at maximum speed, will require additional time to complete the game. However, Multimedia believes that for the majority of current players of RTB 1.1 or RTB 1.2, the changes will have no significant effect on the length of an individual game. Multimedia expects that any competitors' bingo games that might also receive Class II advisory opinions from the NIGC will require the same level of additional player interactivity as well as similar functionality.


Clifton Lind, President and CEO of Multimedia Games commented, "The opinion letter for RTB 1.2A provides tribal regulators an indication of NIGC's current view of the attributes which constitute a Class II standard sequence bingo game. When we entered into the settlement agreement and began discussions with NIGC regarding Reel Time Bingo, we did so because we strongly believed that the result of this process would be in the best interest of both our sovereign tribal customers offering Class II gaming products and of Multimedia. We are pleased that Reel Time Bingo Version 1.2A has joined our Legacy game, MegaMania(TM), as the second of Multimedia's games to receive a Class II designation, and we acknowledge the NIGC's many months of diligent efforts."


Lind continued, "It is important to note that the NIGC has stated that it will issue notice to the tribes indicating some of the characteristics that make bingo-type games with predrawn balls Class III gaming. We expect this action will provide important additional information to aid tribal decision-makers in determining which games they wish to offer in their facilities.


"When compared to competitors' games that are similar to our standard sequence bingo games, Multimedia's offerings have consistently been the highest-earning games in the vast majority of tribal gaming facilities where they are installed. If NIGC grants other vendors Class II advisory opinion letters in the near future that are consistent with the letter received by Multimedia for RTB 1.2A, we are confident that approved bingo games will contain substantially all of the same features as RTB 1.2A, allowing us to compete on an equal footing. Given the historical earning power and technological advantages of our offerings, we are confident that Multimedia will continue to develop the most profitable games for our tribal customers and the most entertaining games for their players."


Lind added, "We are aware of certain tribal regulators and operators who have been waiting for a Class II advisory opinion from NIGC on Reel Time Bingo before placing any units into operation, and believe that we will be asked to install player stations in those gaming facilities. At June 30, 2003 we had approximately 6,700 player stations operating on the RTB 1.1 or 1.2 gaming engines; currently, these games are played at sixty-eight tribal gaming facilities.


"The regulators and operators of the sovereign tribal nations' gaming facilities make the decisions as to which versions of our games they will offer their customers. All of our tribal customers offering RTB 1.1 and 1.2 have previously ruled that these games meet the criteria of a legal Class II game. It is our policy to support our tribal customers' sovereign rights to offer versions of games and game content that they have determined meet the criteria of a Class II game, including RTB 1.1 and RTB 1.2. At this time, it is too early to determine how many of our tribal customers currently offering RTB 1.1 and 1.2 will request conversion to RTB 1.2A. Given our technologically advanced central determinant system, conversions from RTB 1.1 and 1.2 or any of Multimedia's offerings to RTB 1.2A can be made in a matter of hours during individual halls' normal `down period' with virtually no interruption of game play and little expense to Multimedia. Given the timing of the advisory opinion, we do not expect to have any substantial number of requests for conversions prior to September 30, 2003, the end of our current fiscal year, and we are not planning to implement any conversions until Q1 of fiscal 2004."


Lind concluded, "Furthermore, we believe our plan to release two additional New Generation gaming engines over the next several months will result in many of our tribal customers waiting to install these new products rather than undertake conversions to RTB 1.2A. We are committed to the ongoing development of new gaming engines and content, which include features that we expect to maintain our offerings' status as industry leaders. This strategy will continue to play an important role in our efforts to increase Class II market share by offering the most entertaining and highest-earning games and gaming systems in the industry."


When the NIGC makes the opinion letter public and posts it to the NIGC website, Multimedia will post a link to the document at www.multimediagames.com.


About Multimedia Games, Inc.
Multimedia Games, Inc. is the nation's leading supplier of interactive electronic games and player stations to the rapidly growing Native American gaming market. The Company's games are delivered through a telecommunications network that links its player stations with one another both within and among gaming facilities. Multimedia designs and develops networks, software and content that provide its customers with comprehensive gaming systems. The Company's development and marketing efforts focus on Class II gaming systems and Class III video lottery systems for use by Native American tribes throughout the United States. Additional information may be found at www.multimediagames.com.


This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities litigation Reform Act of 1995. These statements are generally accompanied by words such as "will," "would," "could," "expect," "plan," "hope," and words of a similar nature that convey future meaning. Forward-looking statements in this press release include, among others, the statements regarding the effect of changes to RTB 1.2A on games or player preferences, the impact of the NIGC opinion on our customers, future NIGC opinions and actions related to our and our competitors' games, future releases of and customer adoption and installation of our games, our future policies and strategies.


Future events involve risks and uncertainties that may cause actual results to differ materially from those we currently anticipate. Such risks and uncertainties include, but are not limited to: the risks that we may not ultimately obtain a Class II certification letter from the NIGC for any other version of our games including RTB 1.1 and 1.2; that our competitive position is impaired as a result of future NIGC decisions about our games or the games of our competitors; that our competitive position is impaired as a result of changes we make in order to obtain Class II certification letters from the NIGC; that new versions of our games, including RTB 1.2A to the extent adjusted, may not be preferred by players, achieve market acceptance or may not be as successful commercially as prior versions; that we continue to face legal and regulatory uncertainties and challenges to our business that are difficult to predict and significantly affect and increase the cost of our business; that the increased competitive pressures have an adverse effect on our ability to sell new player stations and price our games; that our agreements and arrangements with customers may be difficult to enforce; that we confront new risks and challenges as we expand into non-Native-American gaming activities; that we have significant customer and geographic concentration; and that our customers' purchases of our products might decline in light of these or other developments. Other important risks and uncertainties that may affect our business are detailed form time to time in the "Certain Risks" and the "Risk Factors" sections and elsewhere in our filings with the Securities and Exchange Commission. We undertake no obligation to update information in this release.